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                                                                     EXHIBIT 11
                                                      FORM 10-Q for the Quarter
                                                           Ended March 31, 1995
                                                               File No. 1-11237

                        AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF PRIMARY AND FULLY DILUTED
                                  EARNINGS PER SHARE
                     (Dollars in Thousands except per share amounts)
                                     (Unaudited)

                                                 For the Three Months
                                                   Ended March 31,

                                                    1995       1994
                                                   ______     ______

     Net income                                   $25,083    $15,805
                                                  =======    =======
     Primary

     Weighted average number of
      shares outstanding                           46,942     46,864
     Net effect of dilutive
      stock options-based on the
      treasury stock method using
      average market price                             62         56
                                                  _______    _______

     Total                                         47,004     46,920
                                                  =======    =======
     Per share amounts:
     Net income                                   $   .53     $  .34
                                                  =======    =======
     Fully Diluted*

     Weighted average
      number of shares
      outstanding                                  46,942     46,864
     Net effect of dilutive
      stock options-based on
      the treasury stock method
      using the greater of the
      average market price or
      quarter end price                                75         56
                                                  _______     ______

     Total                                         47,017     46,920
                                                  =======     ======
     Per share amounts:
     Net income                                   $   .53     $  .34
                                                  =======     ======

     * This calculation is submitted in accordance with Regulation S-K item 601(b) 11 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.